UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2005

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-30789	41-1941551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-556-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2005, Entegris, Inc., a Minnesota corporation (“Entegris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mykrolis Corporation, a Delaware corporation (“Mykrolis”), and Eagle DE, Inc., a Delaware corporation and wholly-owned subsidiary of Entegris (“Eagle Delaware”). In addition, on March 21, 2005 and pursuant to the Merger Agreement, Entegris entered into an Agreement and Plan of Merger (the “Reincorporation Merger Agreement” and together with the Merger Agreement, the “Merger Agreements”) with Eagle Delaware. Under the terms of the Merger Agreements, Entegris will reincorporate in Delaware by merging (the “Reincorporation Merger”) into Eagle Delaware and each share of Entegris common stock, par value $.01 per share, will be automatically exchanged for one fully paid and nonassessable share of Eagle Delaware common stock, par value $.01 per share (“Eagle Delaware Common Stock”). In addition, Eagle Delaware will assume all options and restricted stock units then outstanding under Entegris’ existing equity incentive plans, and such options will be exercisable for, and such restricted stock units will be exchangeable for, shares of Eagle Delaware Common Stock, but otherwise on the same terms as were applicable to such options and restricted stock units prior to the Reincorporation Merger. Immediately following the Reincorporation Merger, Mykrolis will be merged (the “Merger”) into Eagle Delaware. In the Merger, each outstanding share of Mykrolis common stock, par value $.01 per share (“Mykrolis Common Stock”), will be automatically converted into the right to receive 1.39 (the “Exchange Ratio”) fully paid and nonassessable shares of Eagle Delaware Common Stock. In addition, upon completion of the Merger, Eagle Delaware will assume all options then outstanding under Mykrolis’ existing equity incentive plans, each of which will be exercisable for a number of shares of Eagle Delaware Common Stock (and at an exercise price) adjusted to reflect the Exchange Ratio. In connection with the mergers, the name of Eagle Delaware will be changed to Entegris, Inc.

Completion of the Reincorporation Merger and the Merger is subject to several conditions, including approval by Mykrolis’ stockholders, approval by Entegris’ shareholders, effectiveness of the Form S-4 registration statement to be filed with the Securities and Exchange Commission, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and clearance under any applicable foreign antitrust laws, and other customary closing conditions. The transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The companies expect to close the transaction during the third calendar quarter of 2005.

The Merger Agreement provides that the board of directors of Eagle Delaware following the Merger will consist of eleven directors, including five directors selected from the current Mykrolis board, five directors selected from the current Entegris board and one independent director chosen by the new Eagle Delaware board of directors after the Merger.

The Merger was announced in a joint press release on March 21, 2005, which release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

A conference call discussing the proposed transaction will be held at 9:30 a.m. CST, as described in the joint press release.

The foregoing summary of the proposed transaction and the Merger Agreements is subject to, and qualified in its entirety by, the Merger Agreements and the joint press release, dated March 21, 2005, issued by Mykrolis and Entegris, attached as exhibits 2.1, 2.2 and 99.1, respectively, and incorporated herein by reference.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Mergers and the other transactions contemplated by the Merger Agreements. The forward- looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreements to satisfy the conditions to closing specified in the Merger Agreements. More information about Entegris and these and other risks related to Entegris is detailed in Entegris’ most recent annual report on Form 10-K for the fiscal year ended August 28, 2004, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Entegris does not undertake an obligation to update forward-looking statements.

Item 2.02. Results of Operations and Financial Condition

On March 21, 2005, Entegris, Inc. issued a press release announcing the proposed merger with Mykrolis Corporation. A copy of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of March 21, 2005, by and among Entegris, Inc., Mykrolis Corporation and Eagle DE, Inc.

2.2	Agreement and Plan of Merger, entered into as of March 21, 2005, by and between Entegris, Inc. and Eagle DE, Inc.

99.1	Joint Press Release, dated March 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.

Date: March 21, 2005	By	/s/ JAMES E. DAUWALTER
	Its	President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of March 21, 2005, by and among Entegris, Inc., Mykrolis Corporation and Eagle DE, Inc.	Electronic Transmission

2.2	Agreement and Plan of Merger, entered into as of March 21, 2005, by and between Entegris, Inc. and Eagle DE, Inc.	Electronic Transmission

99.1	Joint Press Release, dated March 21, 2005	Electronic Transmission

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